SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 8-K
CURRENT REPORT



Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 23, 2002




KIT MANUFACTURING COMPANY
(Exact name of registrant as specified in its charter)


California
(State or other jurisdiction of incorporation)

2-31520
(Commission File Number)

95-1525261
(I.R.S. Employer
Identification No.)

530 East Wardlow Road, Long Beach, California
(Address of principal executive offices)
90807
(Zip Code)


Registrant's telephone number, including area code: (562) 595-7451


N/A
(Former name or former address, if changed since last report)






Item 5.		OTHER EVENTS

On December 23, 2002, KIT Manufacturing Company ("KIT") announced that it had signed two non-binding Letters of Intent under which KIT would sell all of the assets of its Recreation Vehicles Division (the "RV Division") and its Manufactured Housing Division (the "MH Division") to unaffiliated third-party buyers. Pursuant to the RV Division Letter of Intent, the purchasers will acquire the RV Division for cash and assumption of RV Division debt and liabilities. In addition, KIT formally terminated its previously executed letter of intent with Mr. Scott Thorpe for the purchase of the RV Division. Pursuant to the MH Division Letter of Intent, the purchasers will acquire the MH Division for cash and assumption of certain MH Division debt and liabilities. KIT expects to pay a dividend to its shareholders upon completion of the transactions.

In addition, KIT's Board of Directors voted to initiate voluntary proceedings to delist its common stock from the American Stock Exchange ("AMEX") and deregister its common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). KIT has requested that the last trading day for its common stock on AMEX under the trading symbol "KIT" be January 10, 2003. After the last trading day on AMEX, KIT expects information regarding trading in its common stock to be found in the "Pink Sheets" published by Pink Sheets LLC.

The press release issued by the Company on December 23, 2002, is filed as Exhibit 99.1 hereto and incorporated by reference herein.


Item 7.		FINANCIAL STATEMENTS AND EXHIBITS

(c)	The exhibit to this report is listed in the Exhibit Index set forth elsewhere herein.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT MANUFACTURING COMPANY



Date:  December 23, 2002			     By: /s/ Dan Pocapalia
								Name:  Dan Pocapalia
								Title: Chairman of the Board,
                                                       Chief Executive Officer
                                                       and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release of KIT Manufacturing Company issued
December 23, 2002.






Exhibit 99.1

LONG BEACH, Calif., December 23, 2002 - KIT Manufacturing Company (AMEX:
KIT) announced today that it has signed two non-binding Letters of Intent under which KIT would sell all of the assets of its Recreation Vehicles Division (the "RV Division") and its Manufactured Housing Division
(the "MH Division") to unaffiliated third-party buyers.

In addition, KIT's Board of Directors voted to initiate voluntary proceedings to delist its common stock from the American Stock Exchange ("AMEX") and deregister its common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). At the completion of these proceedings, KIT's common stock will no longer be traded on AMEX and KIT will not be subject to the reporting and other requirements under the Exchange Act. The Board of Directors approved these decisions in order to maximize shareholder value with respect to the proposed asset sale transactions and in light of the significant costs associated with continued listing on AMEX and registration under the Exchange Act. KIT has requested that the last trading day for its common stock on AMEX under the trading symbol "KIT" be January 10, 2003. After the last trading day on AMEX, KIT expects information regarding trading in its common stock to be found in the "Pink Sheets" published by Pink Sheets LLC.

Pursuant to the RV Division Letter of Intent, the purchasers will acquire the RV Division for cash and assumption of RV Division debt and liabilities. In addition, KIT formally terminated its previously executed letter of intent with Mr. Scott Thorpe for the purchase of the RV Division. Pursuant to the MH Division Letter of Intent, the purchasers will acquire the MH Division for cash and assumption of certain MH Division debt and liabilities. KIT expects to pay a dividend to its shareholders upon completion of the transactions.

KIT expects to solicit shareholder approval for the proposed asset sale transactions and any related matters necessary to accomplish these purposes. Dan Pocapalia, KIT's Chairman of the Board, President and Chief Executive Officer, has indicated that he intends to consent to the asset sale transactions and, potentially, any related matters. Mr. Pocapalia currently owns approximately 49.3% of KIT's outstanding common stock. As a result of Mr. Pocapalia's ownership percentage, KIT expects to obtain shareholder approval for these transactions.

KIT Manufacturing Company, headquartered in Long Beach, California, is a leading producer of recreational vehicles and manufactured homes. KIT manufactures RVs and manufactured homes from facilities in Caldwell, Idaho. KIT makes RVs under well known brand names such as Road Ranger, Companion, Millennium and Extreme. Additionally, KIT also constructs both single-section and multi-section manufactured homes under brand names that include Cypress, Chateau, Sierra XL, Sunrise and Golden State. KIT sells its products through a network of more than 160 dealers in the western US and Canada and a wholly-owned manufactured homes retail facility.

Statements contained in this Press Release, which are not historical facts, may be forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, those discussed in documents KIT files from time to time with the Securities and Exchange Commission. KIT cautions readers not to rely on forward-looking statements. In addition, there can be no assurance that KIT will consummate the transactions described in this Press Release on the terms set forth herein or at all.